Exhibit 99.2
NEWS RELEASE

FOR IMMEDIATE RELEASE February 4, 2011	CONTACT:	William E. Doyle, Jr. Paul M. Harbolick, Jr. (703) 814-7200
Alliance Bankshares Announces Board Expansion and
Leadership Changes
CHANTILLY, VA — Alliance Bankshares Corporation (NASDAQ — ABVA) today announces a new addition to the Board of Directors and a new Chairman of the Board of Directors.
“As part of our board development strategy, we have added a new Director to Alliance Bankshares and the banking subsidiary, Alliance Bank. Mr. Robert C. Kovarik, Jr. was appointed to the respective Board of Directors on February 1st, 2011. Bob brings a wealth of financial management, audit and finance experience to the board,” said William E. Doyle, Jr., President and Chief Executive Officer. Mr. Kovarik is a retired audit partner from the firm of Ernst & Young LLP. He served in a variety of capacities at Ernst & Young over the years including as a professional practice partner for the MidAtlantic region. In addition to his appointment as a Director, Mr. Kovarik was appointed to the Audit Committee of Alliance Bankshares.
The Board of Directors appointed Dr. Donald W. Fisher to the position of Chairman of the Board of Directors of Alliance Bankshares Corporation and Alliance Bank Corporation. Dr. Fisher has served on the Board of Directors since 2009 and is the current Compensation Committee Chairman. Mr. William M. Drohan is stepping down from his role of Chairman of the Board of Directors and will serve as a Vice Chairman of the Board of Directors.
“The Board of Directors and management team appreciate Bill Drohan’s dedication and commitment to Alliance, especially in this very challenging economic environment. While managing the demands of his own business, DMG Group, he has worked tirelessly as Chairman to move the Company forward. Bill has balanced both well and is now passing the gavel to Dr. Fisher,” remarked Mr. Doyle.
“I believe Alliance has turned the corner and is headed in the proper direction. The timing is right for a leadership transition on the Board, and Don Fisher is an excellent choice as the new Chairman. He is an outstanding leader, is a fully engaged Director, and will do a fine job in leading the Board,” said Mr. Drohan.
“As a longtime client of Alliance, and more recently as a Director, I have seen first-hand how high touch, professional customer service is delivered by our bankers. I am very proud of the efforts of our team to migrate out of a challenging period and reposition the Bank to grow and prosper in a recovering economy. This commitment to excellence and high performance are key elements in my leadership style, and I look forward to continuing to build upon our solid foundation,” noted Dr. Fisher.
Cautionary Statement Regarding Forward-Looking Statements. Certain statements contained in this report that are not historical facts may constitute “forward-looking statements” within the meaning of the Securities Act of 1933 and the Securities Exchange Act of 1934. These statements can generally be identified by the use of words such as “may,” “will,” “should,” “could,” “would,” “plan,” “believe,” “expect,” “anticipate,” “intend” or words of similar meaning. These statements are inherently uncertain; there can be no assurance that the underlying assumptions will prove to be accurate. These forward-looking statements include statements relating to the Company’s anticipated future performance, mix of assets and liabilities and effects of efforts to reposition its business. Readers should not place undue reliance on such statements, which speak only as of the date of this release. The Company does not undertake to update any forward-looking statement that may be made from time to time by it or on its behalf.
Forward-looking statements are subject to risks, assumptions and uncertainties, and could be affected by many factors. Some factors that could cause the Company’s actual results to differ materially from those anticipated in these forward-looking statements include: interest rates, general business conditions, as well as conditions within the financial markets, general economic conditions, unemployment levels, the legislative/regulatory climate, including the effect of the Dodd-Frank Wall Street Reform Act and Consumer Protection Act of 2010 and related regulations, regulatory compliance costs, monetary and fiscal policies of the U.S. Government, including policies of the U.S. Treasury and the Federal Reserve, the quality/composition of the loan portfolios and the value of related collateral, the value of securities the Company holds, charge-offs on loans and the adequacy of the allowance for loan losses, loan demand, deposit flows, counterparty strength, competition, reliance on third parties for key services, the health of the real estate markets, the outcome of the Company’s repositioning initiatives, and changes in accounting principles.
More information on Alliance Bankshares Corporation can be found online at
www.alliancebankva.com, or by phoning an Alliance office.
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